                                                                    Exhibit 3.5


            I, RALPH MUNRO, Secretary of State of the State of Washington and custodian of its seal, hereby certify this certificate that the attached is a true and correct copy of

                            ARTICLES OF INCORPORATION

                                       of
                           POZZOLANIC RESOURCES, INC.

                  as filed in this office on December 29, 1982.


                                    Date: February 24, 1998

                                    Given under my hand and the Seal of the
                                    State Of Washington at Olympia, the State
                                    Capital


                                    -------------------------------------------
                                    Ralph Munro, Secretary of State
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STATE OF WASHINGTON / DEPARTMENT OF STATE

      I, RALPH MUNRO, Secretary of State of the State of Washington and custodian of its seal, hereby certify that

                        -----------------------------
                          ARTICLES OF INCORPORATION

of POZZOLANIC RESOURCES, INC. a domestic corporation of Mercer Island, Washington, was filed for record in this office on this date, and I further certify that such Articles remain on file in this office.

                                    In witness whereof I have signed and have affixed the seal of the State of Washington to this certificate at Olympia, the State Capitol,

                                               December 29, 1982
                                    ------------------------------------


                                    ------------------------------------
                                                Ralph Munro
                                              SECRETARY OF STATE

                            ARTICLES OF INCORPORATION

                                       OF
                           POZZOLANIC RESOURCES, INC.

KNOW ALL MEN BY THESE PRESENTS:

      That GERALD A. PEABODY, Jr., being over the age of twenty-one (21) years and for the purpose of forming a corporation under the Washington Business Corporation Act hereby certifies and adopts in duplicate the following Articles of Incorporation.

                                    ARTICLE I

      The name of the corporation shall be POZZOLANIC RESOURCES, INC., and its existence shall be perpetual.

                                   ARTICLE II

      The purpose and object of this corporation shall be for a holding company, and for all other lawful purposes under the law of the State of Washington.

      PROVIDED, HOWEVER, that nothing herein contained shall be deemed to authorize or permit the corporation to carry on any business, to exercise any power or to do any act which a corporation formed under the Uniform Business Corporation Act of the State of Washington, or any amendment thereto or substitute therefore, may not at the time lawfully carry on or do.

                                   ARTICLE III

      The holders of each class of shares shall have pre-emptive rights to acquire additional shares of the same class offered by the corporation.

                                   ARTICLE IV

      1. The location and post office address of the registered office of the corporation in this State shall be 2448 76th Avenue Southeast, Suite 222; Mercer Island, Washington 98040.

      2. The registered agent of the corporation shall be Gerald A. Peabody, Jr., whose address is 2448 76th Avenue Southeast, Suite 222; Mercer Island, Washington 98040.

                                    ARTICLE V

      The aggregate number of shares which the corporation shall have authority to issue is 50,000 shares as follows:

      1. Class A: Voting Shares: The corporation shall be Authorized to issue 1,000 shares of "Voting Shares" with a par value of $1.00 each.

            These shares shall not be entitled to any rights or privileges except the power to vote, which right shall be exclusively vested in these shares, each issued share being entitled to one (1) vote.

            Upon liquidation, these shares shall participate to the extent of par value only.

      2. Class B: Regular Dividend Shares: The corporation shall be authorized to issue 19,000 shares of "Regular Dividend Shares" with a par value of $1.00 each.

            These shares shall be entitled to dividends when and as declared by the Board of Directors. These shares shall not be entitled to any voting rights.

            Each Class B share shall receive liquidating distributions equal to those paid on Class C and Class D shares.

      3. Class C: Special Dividend Shares: The corporation shall be authorized to issue 15,000 shares of "Special Dividend Shares" with a par value of $1.00 each.

            These shares shall be entitled to dividends only when and as declared by the Board of Directors with the unanimous approval of all voting shares. These shares shall not be entitled to any voting rights.

            Each Class C share shall receive liquidating distributions equal to those paid on Class B and Class D shares.

      4. Class D: Special Dividend Shares: The corporation shall be authorized to issue 15,000 shares of "Special Dividend Shares" with a par value of $1.00 each.

            These shares shall be entitled to dividends only when and as declared by the Board of Directors with the unanimous approval of all voting shares. These shares shall not be entitled to any voting rights.

            Each Class D share shall receive liquidating distributions equal to those paid on Class B and Class C shares.

      The corporation will not commence business until consideration of the value of at least five hundred dollars has been received for the issuance of shares.

      The corporation reserves the right to amend, alter, change or repeal any provisions contained in its Articles of Incorporation in any manner now or hereafter prescribed or permitted by statute. All rights of stockholders of the corporation are granted subject to this reservation.

                                   ARTICLE VI

      1. The number of directors of this corporation shall be fixed as provided in the By-Laws as therein provided, but the number of directors shall not be less than two (2) or more than five (5).

      2. The first directors of this corporation shall be two (2) in number and their post office addresses are as follows:

            Gerald A. Peabody, Jr.          2448 76th Avenue S.E., Suite 222
                                            Mercer Island, Washington 98040

            Terrance E. Peabody             2448 76th Avenue S.E., Suite 222
                                            Mercer Island, Washington 98040

The term of the directors shall be until the first annual meeting of the stockholders of the corporation, to be held on the second Wednesday in April 1983, and until their successors are elected and qualified.

                                   ARTICLE VII

      The name and post office address of the incorporator is:

            Gerald A. Peabody, Jr.
            2448 76th Avenue, S.E., Suite 222
            Mercer Island, Washington 98040

      IN WITNESS WHEREOF, the incorporator hereinabove named as hereunto set his hand, in duplicate, this 29th day of December, 1982.


                                    -----------------------------
                                    Gerald A. Peabody, Jr.

                      CONSENT TO SERVE AS REGISTERED AGENT

      I, GERALD A. PEABODY, JR., hereby consent to serve as Registered Agent, in the State of Washington, for the following corporation: POZZOLANIC RESOURCES, INC.

      I understand that as agent for the corporation, it will be my responsibility to receive service of process in the name of the corporation; to forward all mail to the corporation; and to immediately notify the office of the Secretary of State in the event of my resignation, or of any changes in the registered office address of the corporation for which I am agent.

      DATED this 29th day of December, 1982.


                                    --------------------------------
                                    Gerald A. Peabody, Jr.

                                    2448 76th Avenue S.E., Suite 222
                                    Mercer Island, WA.  98040


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